Exhibit 99.1

November 7, 2006

DEVELOPERS DIVERSIFIED TO ACQUIRE INLAND RETAIL
REAL ESTATE TRUST, INC. FOR $6.2 BILLION

Dear Inland Retail Real Estate Trust, Inc. Shareholder:

We are pleased to announce that on October 20, 2006, Inland Retail Real Estate Trust, Inc. (“Inland Retail”) and Developers Diversified Realty Corporation (“DDR”) entered into a definitive merger agreement.  Under the agreement, DDR will acquire the outstanding shares of Inland Retail for $14.00 per share.  DDR may elect to issue up to $4.00 per share of the total merger consideration in the form of common shares of DDR.  A copy of the joint press release is enclosed.

I am extremely gratified to present this exciting liquidity event to you and am delighted to be able to offer an outstanding return to shareholders on their Inland Retail investment while delivering our extremely high quality portfolio to one of the premier owner/operators in our sector.  DDR is well respected in the industry and will own or manage over 800 shopping centers in 45 states, plus Puerto Rico and Brazil, following the merger.  We look forward to working closely with DDR’s management throughout the transition process.

Shareholders should receive a proxy statement detailing both the merger and the procedure for voting on the transaction prior to the end of the year.  With shareholders’ approval, it is anticipated that this transaction will close in the first quarter of 2007.

In connection with the merger agreement, the Distribution Reinvestment Program and Share Repurchase Program have been suspended and will not be reinstated.  Therefore, effective with this distribution and going forward, you will receive cash distributions.

At this time, no action on your part is necessary.  More detailed information will be forthcoming to you.  If you have any questions, please contact your Investment Representative or Inland Retail Investor Relations at (800) 348-9192.

Sincerely,

INLAND RETAIL REAL ESTATE TRUST, INC.

Barry L. Lazarus

Chief Executive Officer

Additional Information and Where to Find It:

This letter does not constitute an offer of any securities for sale. In connection with the proposed transaction, Developers Diversified and IRRETI expect to file a proxy statement/ prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Developers Diversified and IRRETI and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Developers Diversified and IRRETI with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and IRRETI by directing such request to:  Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Developers Diversified and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IRRETI in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.